UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETAO International Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1460 Broadway, 14th Floor
New York, New York 10036
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-268819

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of the Company’s Securities to be Registered

The securities to be registered hereby are the ordinary shares, $0.0001 (“Ordinary Shares”), of ETAO International Co., Ltd. (the “Registrant”). The description of the Ordinary Shares to be registered hereunder is contained in the section entitled “Description of Securities After the Business Combination” of the prospectus included in the Registrant’s Registration Statement on Form F-4 (File No. 333-268819), as filed with the Securities and Exchange Commission on December 15, 2022, as supplemented and amended (the “Registration Statement”), to which this Form 8-A relates, and is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 17, 2023	ETAO INTERNATIONAL CO., LTD.

	By:	/s/ Zihao Zhao
	Name:	Zihao Zhao
	Title:	Sole Director